UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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JAGUAR ANIMAL HEALTH, INC.
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DEAR FELLOW STOCKHOLDERS,

Fiscal year 2016 was filled with important milestones for our young company. I am very pleased with these achievements and thankful for the ongoing support and dedication of Jaguar's employees and stockholders as we continue our product and commercialization efforts.

CLINICAL & COMMERCIAL PROGRESS FOR THE GLOBAL CANINE MARKET

In October 2016 we announced positive topline results for our proof-of-concept study of Canalevia™, Jaguar's drug product candidate for various types of diarrhea in dogs, for the indication of acute diarrhea in dogs. The positive outcome of the study supported the strategic collaboration that Jaguar entered this past January with Elanco US Inc., a subsidiary of Eli Lilly and Company, for the global development and co-promotion of Canalevia™. Under the terms of the agreement, Jaguar received an upfront payment of $1.5 million and will receive additional payments upon achievement of certain development, regulatory and sales milestones in an aggregate amount of up to $61 million payable throughout the term of the agreement, in addition to product development expense reimbursement, and royalty payments on global sales. Elanco also reimbursed Jaguar for Canalevia™-related expenses, including reimbursement for Canalevia™-related expenses in Q4 2016, and will continue to reimburse certain development and regulatory expenses related to Jaguar's planned Canalevia™ target animal safety study, and the completion of our field study of Canalevia™ for acute diarrhea in dogs. Jaguar has retained the commercial responsibility for the chemotherapy-induced diarrhea (CID) indication of Canalevia™ in dogs, which has received MUMS designation from the FDA, and for the exercise-induced diarrhea (EID) indication of Canalevia™ in dogs. We expect to conduct the commercial launch of Canalevia™ for the CID indication in the next year.

EXCLUSIVE DISTRIBUTION AGREEMENTS IN THE EQUINE AND CHINA MARKETS

In December 2016 Jaguar signed an exclusive distribution agreement with Henry Schein, Inc., one of the world's leading companion animal health distribution companies, for exclusive distribution of Neonorm™ Foal—our natural, clinically-tested, non-drug anti-diarrheal for newborn horses—to all segments of the U.S. equine market.

In September 2016, following positive results of two Chinese-sponsored farm studies to evaluate the safety and effectiveness of a Croton lechleri botanical extract in piglets, we signed an exclusive supply and distribution agreement for the extract with California-based Integrated Animal Nutrition and Health Inc. for pigs and dairy cattle in the Chinese marketplace. According to Index Muni, swine production is projected to reach 672.5 million head in 2017 in China, where pork is still the main protein source for many consumers. According to New Zealand-based NZX Agri, in 2017 there will be 7 million cows "in milk" (lactating cows) in China.

CORNELL STUDY PUBLISHED SUPPORTING HERD-WIDE PROPHYLACTIC USE OF NEONORM™ CALF

In June 2016 we announced positive topline results from the study conducted in conjunction with researchers from Cornell University College of Veterinary Medicine to evaluate the efficacy of the prophylactic use of a second-generation, powder formulation of Neonorm™ Calf, administered in liquid, on naturally occurring diarrhea in preweaned dairy calves. In the first quarter of this year, we were pleased to announce publication of this study in the official journal of the American Dairy Science Association, Journal of Dairy Science—a leading peer-reviewed general dairy research journal.

GALLOPING AHEAD WITH EQUINE GASTRIC ULCER SYNDROME CLINICAL & COMMERCIAL EFFORTS

In the second quarter of 2016 we initiated the dose determination study for Equilevia™, our drug product candidate for Equine Gastric Ulcer Syndrome (EGUS). The study was completed in the fourth quarter of last year and, as we announced this past March, Jaguar has entered an exclusive, 60-day evaluation period, commencing April 3, 2017, with a leading multinational animal health pharmaceutical firm regarding Equilevia™. Data from the American Horse Council states that there are currently 9.2 million horses in the U.S. alone, a population that includes 844,531 race horses and more than 2.7 million show horses. According to a third-party 2005 study, as many as 55% of performance horses have both colonic and gastric ulcers, and 97% of performance horses have either a gastric (87%) or a colonic (63%) ulcer.1

A YEAR OF DEVELOPMENT LEADING TO A YEAR OF EXECUTION

Jaguar's products are first-in-class and the performance first rate. 2016 was a year of development, a year of approval, a year of reacquisition. 2017 is a year of execution. I welcome and invite you to watch us as we continue our efforts to change the standard of care for gastrointestinal disease in animals, and as we work toward the expected close of the proposed merger between Jaguar and human health company Napo Pharmaceuticals, Inc.

Sincerely,

Lisa A. Conte
Chief Executive Officer & President
April 17, 2017

Important Additional Information

You are urged to read the proxy statement filed with the SEC on April 17, 2017 related to Jaguar's 2017 Annual Meeting of Stockholders. Free copies of the proxy statement and other documents filed by Jaguar with the SEC are available through the SEC's web site at www.sec.gov. In addition, the proxy statement and related materials may also be obtained free of charge from Jaguar by directing such requests to: Jaguar Animal Health, Inc., Attention: Karen S. Wright, 201 Mission Street, Suite 2375, San Francisco, CA 94105 (415.371.8300 phone). Jaguar and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies.

Forward-Looking Statements

Certain statements in this Stockholders Letter constitute "forward-looking statements." These include statements regarding Jaguar's expectation that it will receive additional payments from Elanco upon achievement of certain development, regulatory and sales milestones in an aggregate amount of up to $61 million payable throughout the term of Jaguar's agreement with Elanco; product development expense reimbursement, and royalty payments on global sales; Jaguar's expectation that Elanco will continue to reimburse the Company for certain development and regulatory expenses related to Jaguar's planned Canalevia™ target animal safety study and the completion of Jaguar's field study of Canalevia™ for acute diarrhea in dogs, the expectation that Jaguar will commercially launch Canalevia™ for the CID indication in the next year, and the expected close of the proposed merger between Jaguar and human health company Napo Pharmaceuticals, Inc. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "aim," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar's control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

1Pellegrini FL. Results of a large-scale necroscopic study of equine colonic ulcers. J Equine Vet Sci. 2005;25(3):113-117.